EXHIBIT 10.34

                     SECOND AMENDMENT TO THE
                       VECTREN CORPORATION
                 DIRECTORS RESTRICTED STOCK PLAN
      (AS LAST AMENDED AND RESTATED EFFECTIVE MAY 1, 1997)


    Pursuant to rights reserved under Section 17 of the Indiana
Energy, Inc. Directors Restricted Stock Plan (the "Plan"),
Vectren Corporation renames the Plan and further amends the Plan, effective October 1, 2000, as follows:

1. Section 10 of the Plan is amended to provide, in its entirety, as follows:

     Section 10. Grant of Restricted Shares. An Eligible Director shall be entitled to a grant of Shares for any Term of Office ending after the Effective Date. As soon as practicable after the beginning of each Term of Office, the Secretary of Energy shall issue to each Grantee a number of restricted Shares determined by dividing:


       (i) three (3) or, if the Grantee's Term of Office for which the grant relates is for a period of less than three (3) years, the number of years, with fractional years computed to the nearest twelfth (12th), in such Term of Office; and

       (ii) one-third (1/3) of the Grantee's annual rate of remuneration (exclusive of any Attendance Fees) from the Participating Companies in effect on such date;

     by

     (b) the average of the daily averages of the high and low sales price of the Shares for the five (5) consecutive trading days immediately preceding the first day of such Term of Office (as reported in The Wall Street Journal), rounding up or down any fractional Share to the nearest whole Share. Notwithstanding anything contained in this Section to the contrary, each Eligible Director shall receive a grant of Shares on October 1, 2000, as provided in the Exhibit accompanying the resolution dated September 27, 2000 approving this Amendment, which Shares shall have a Period of Restriction which ends on October 1, 2003 or, if earlier, on any of the dates described in Subsections
     (b), (c), (d) or (e) of Section 11. This special grant on October 1, 2000 is reflective of the fact that there has not been a grant of Shares under the Plan since January 1, 1999 as a result of the consummation of the Agreement and Plan of Merger, dated as of June 11, 1999 and among Indiana Energy, Inc., SIGCORP and Vectren Corporation. Moreover, solely with respect to this grant, in the event of the retirement of an Eligible Director prior to the lifting of the restrictions associated with the grant, the Compensation Committee shall be empowered to provide such director with all or part of the grant.

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2.  Section 11 of the Plan is amended to provide, in its
    entirety, as follows:

     Section 11. Restrictions on Transferability. Until the lifting of the restrictions on the Shares granted under
     Section 10 hereof, no Shares granted under Section 10 of the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Subject to
     Section 10, the Period of Restriction with respect to any Share granted under Section 10 shall expire upon the first to occur of the following:

     (a) the expiration of the Term of Office for which the grant relates without effect to any extension of such Term of Office because of the failure to elect a successor
          Director,

     (b)  the Grantee's death or Disability,

     (c) the involuntary termination of the Grantee's status as a Director of the Participating
          Companies by the Participating Companies,

     (d)  conditioned upon the approval of the
          majority of the Directors other than the affected Grantee, the Grantee's voluntary termination of his status as a Director of Energy before the expiration of the Term of Office for which the grant relates because of health problems or, in the case of a Grantee whose principal place of residence at the beginning of his Term of Office is Indiana, because of the relocation of his principal place of residence outside of Indiana and such voluntary termination is not approved by the majority of the Directors of Energy other than the affected
          Grantee; or

     (e)  a Change in Control of Energy;

     provided, however, that under no circumstances shall the Shares be transferable and free of restriction before the expiration of a six (6) month period beginning on the first day of the Term of Office or, if later, their date of issuance.


3. All references to Indiana Energy, Inc. and Energy shall be changed to Vectren Corporation and Vectren, respectively.


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     This Second Amendment has been executed on this 1st day of
October 2000, to be effective as of October 1, 2000.


                           VECTREN CORPORATION



                      By:  /s/ Robert L. Koch II
                           Robert L. Koch II

                           Chairman of the Compensation
                           Committee of the Board of Directors
                           of Vectren Corporation